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                                                                          FORTIS

April 9, 2007

Board of Directors
Union Security Life Insurance Company of New York
308 Maltbie Street, Suite 200
Syracuse, NY 13204

RE: SEPARATE ACCOUNT A OF
    UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
    FILE NO. 33-71688

Dear Sir/Madam:

I have acted as corporate counsel to Union Security Life Insurance Company of New York (the "Company"), a New York insurance company, and Separate Account A of Union Security Life Insurance Company of New York (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of New York and is duly authorized by the Insurance Department of the State of New York to issue the Contracts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 4240 of the New York Insurance Laws.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

Very truly yours,

/s/ Douglas R. Lowe
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Douglas R. Lowe